SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 April 25, 2003

                               eMagin Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Delaware                                 000-24757                              56-1764501
--------------------------------------    -------------------------------------    ----------------------------------
   (State or Other Jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
           Incorporation)                                                                       Number)

--------------------------------------------------------------------------------
                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

eMagin Corporation ("eMagin" or the "Company") and a group of several accredited institutional and individual investors (collectively, the "Investors") entered into a Global Restructuring and Secured Note Purchase Agreement (the "Secured Note Purchase Agreement") dated as of April 25, 2003 (the "Closing Date") whereby Investors agreed to lend eMagin $6,000,000 in exchange for (i) the issuance of $6,000,000 principal amount of 9.00% Secured Convertible Promissory Notes due on November 1, 2005 (the "Secured Notes") and (ii) Warrants (the "Warrants") to purchase an aggregate of 7,749,921 shares of common stock of eMagin (subject to certain customary anti-dilution adjustments), which Warrants are exercisable for a period of three (3) years.

Interest is payable on the Notes at a rate of 9% per annum and, at the option of the Company, may be paid through the delivery of shares of common stock of the Company (registered pursuant to the Registration Rights Agreement referred to below) in lieu of cash interest payments. Subject to certain limitations, the Notes may be converted, at the option of the holder, in whole or in part, into common shares with a conversion price equal to 105% of the volume weighted average of the closing price of the Company's common shares as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the five (5) trading days immediately preceding the Closing Date (the "Conversion Price").

The exercise price of the warrants on a per share basis is $.8110, an amount equal to 110% of the volume weighted average of the closing price of the Company's common shares as reported on The American Stock Exchange by the Wall Street Journal, New York City edition, for the five (5) trading days immediately preceding the Closing Date.

As part of the Transactions, the existing the holders of an aggregate of $1,625,000 principal amount of secured notes that were purchased pursuant to a secured note purchase agreement entered into as of November 27, 2001 (collectively, the "Original Secured Notes"), and the holder of a $200,000 principal amount secured note that was purchased pursuant to a Secured Note Purchase Agreement entered into as of June 20, 2002 (the "Bridge Note"), agreed to (a) amend their respective Original Secured Notes and Bridge Note issued to them, (b) terminate the Security Agreement dated November 20, 2001 that was entered into in connection with the purchase of the Original Secured Notes and the Security Agreements dated June 20, 2002 that were entered into in connection with the purchase of the Bridge Note and allow the new investors to enter into a New Security Agreement (as defined below) with them on a pari passu basis in order for the Company to continue its operations as a developer of virtual imaging technology, and (c) simultaneously participate in this new round of financing (subject to the terms and conditions set forth in the Secured Note Purchase Agreement). The amendments to the Original Secured Notes and Bridge
Note included (i) amending the Bridge Note so as to provide that the Bridge Note shall be convertible and will have the same Conversion Price (as defined above) as the Notes issued pursuant to the Secured Note Purchase Agreement, (ii) extending the maturity dates of the Original Secured Notes and Bridge Note from June 30, 2003 to November 1, 2005, and (iii) revising and clarifying certain of the other terms and conditions of the Original Secured Notes and Bridge Note, including provisions relating to interest payments, conversions, default and assignments of the Original Secured Notes and Bridge Note.

In connection with the completion of the transactions under the Securities Purchase Agreement, eMagin and the investors also entered into a Security Agreement dated as of April 25, 2003 (the "New Security Agreement"), and a Registration Rights Agreement dated as of April 25, 2003 providing the investors with certain registration rights under the Securities Act of 1933, as amended, with respect to the Company's common stock issued or issuable in lieu of cash interest payments on the Notes, upon conversion of the Notes and/or exercise of the Warrants.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

In addition to the foregoing, as a condition to and simultaneously with the closing of the transaction pursuant to the Secured Note Purchase Agreement, certain holders of convertible notes issued by the Company agreed to convert approximately $4.9 million of notes and accrued interest into shares of the Company's common stock, subject to a "lock up" arrangement allowing only limited sales through private transactions for their remaining shares through December 31, 2003. Specifically, The Travelers Insurance Company agreed to convert their $1 million convertible note plus related interest into common stock of eMagin (at a conversion price of approximately $0.53 per share), and SK Corporation has agreed to convert its $3 million Convertible Note and accrued interest into the common stock of eMagin (at an approximate conversion price of approximately $1.28 per share). As further conditions to the closing of the transaction pursuant to the Secured Note Purchase Agreement, the Company has also entered into settlement or restructuring agreements with certain of its other creditors to whom it owed approximately $5.2 million of current payables, pursuant to which the creditors have agreed to accept shares of common stock of the Company in full or partial satisfaction of the amount owed to them, or which allow the Company to either make discounted payments to them or to make payments under more favorable payment terms than previously were in place.

The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the Secured Note Purchase Agreement, the form of Secured Convertible Promissory Note, the form of Stock Purchase Warrant, the Security Agreement and the Registration Rights Agreement attached as exhibits to this Form 8-K.

The Company issued a press release on April 28, 2003 announcing the transactions described above which is also attached hereto as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit
Number        Description

10.1 Securities Purchase Agreement dated as of April 25, 2003 by and among eMagin and the investors identified on the signature pages thereto.

10.2 Security Agreement dated as of April 25, 2003 by and among eMagin and certain initial investors identified on the signature pages thereto.

10.3 Registration Rights Agreement dated as of April 25, 2003 by and among eMagin and certain initial investors identified on the signature pages thereto.

4.1 Form of Secured Convertible Promissory Note dated as of April 25, 2003.

4.2 Form of Amended and Restated Secured Convertible Promissory Note dated as of April 25, 2003.

4.3           Form of Warrant dated as of April 25, 2003.

99.1 Press Release of the Company dated April 28, 2003, announcing the subscription by the Investors of the purchased notes and warrants.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               EMAGIN CORPORATION



                                               By:   /s/ Gary W. Jones
                                                         -----------------------
                                                   Name: Gary W. Jones
                                                  Title: President and
                                                         Chief Executive Officer

Dated: April 28, 2003